PURCHASE AND SALE AGREEMENT

AND

ESCROW INSTRUCTIONS

between

Presstek, Inc.,

a Delaware corporation

“Seller”

and

EJC Properties, LLLP,
an Arizona limited liability limited partnership,
and/or Permitted Assigns

“Purchaser”

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PURCHASE AND SALE AGREEMENT

AND

ESCROW INSTRUCTIONS

DATE OF AGREEMENT:
SELLER:	Presstek, Inc., a Delaware corporation
Address:55 Executive Drive Hudson, New Hampshire 03051 Attn: Kurt Hotte
Telephone: (603)594-8585 Ext. 3340 Facsimile: (603) 594-8575
PURCHASER:	EJC Properties, LLLP, an Arizona limited liability limited partnership, and/or Permitted Assigns
Address:6115 East Grant Road Tucson, Arizona 85712 Attn: Mr. Rob Fischrup
Telephone: (520) 784-8430 Facsimile: (520) 326-0159
ESCROW AGENT:	Title Security Agency of Arizona
Address: 2730 East Broadway, Suite 100 Tucson, Arizona 85716 Attn: Ms. Judy Susalla
Telephone: (520) 747-1644 Facsimile: (520) 901-1215
PROPERTY:
The real property legally described on Exhibit “A”, together with all rights, easements, and appurtenances pertaining thereto (the “Land”); all buildings and improvements located on or appurtenant to the Land (the “Improvements”); all air conditioners, fixtures, carpets, machinery, equipment, supplies, utility taps and other personal property attached to, located at and used in connection with the operation, management or maintenance of the Land or the Improvements and owned by Seller (the “Personal Property”); and all intangible personal property used in the operation of the Land or Improvements, including, without limitation, all leases of space in the Improvements (“Leases”), in effect as of the Closing Date, as that term is defined in Section 2.1, all refundable tenant security deposits, all prepaid rents, assignable licenses, franchises, permits and contracts held by Seller in connection with the Land or the Improvements, but specifically excluding any trade names, service marks, or other intellectual property owned by Seller or its affiliates (the “Intangible Property”).  The Land, Improvements, Personal Property, and Intangible Property are hereinafter collectively referred to as the “Property.”  The Property is located at 7775 N. Casa Grande Highway, Marana, Arizona.

OPENING DATE:	[To be completed by Escrow Agent]

R E C I T A L S:

A.           Seller is the owner of the Property.

B.           Seller desires to sell the Property to Purchaser and Purchaser desires to purchase the Property from Seller upon the terms and conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale; Purchase Price; Terms of Payment.

1.1. Purchase and Sale.  Seller agrees to sell, and Purchaser agrees to purchase, the Property on the terms and conditions set forth in this Agreement.

1.2. Purchase Price.  The total purchase price which Purchaser agrees to pay for the Property (the “Purchase Price”) is Eight Million Seven Hundred and Fifty Thousand and No/100 Dollars ($ 8,750,000.00), subject to all prorations and adjustments provided for herein.

1.3. Terms of Payment.  The Purchase Price shall be payable as follows:

1.3.1. Deposit. One Hundred Thousand and No/100 Dollars ($100,000.00) in immediately available funds shall be deposited with Escrow Agent, as partial payment and as an earnest money deposit (the “Deposit”) on or before 4:00 p.m., Arizona time, on the date two (2) business days following the execution of this Agreement by both Seller and Purchaser and delivery of the same to Escrow Agent.  Should Purchaser give the Feasibility Waiver Notice, as that term is defined in Section 5.2, or pay the Extension Deposit, as that term is defined in Section 5.1.1,  the Deposit shall be non-refundable to Purchaser, except if:  (i) this Agreement terminates pursuant to any provision of this Agreement specifically allowing a refund of the Deposit, (ii) an express condition to Purchaser's performance hereunder fails to occur and all applicable cure periods, if any, have expired, or (iii) Seller fails to perform when due any act required by this Agreement to be performed by Seller and all applicable cure periods, if any, have expired.

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Upon receipt of the Deposit, Escrow Agent shall immediately deposit it in a federally insured, interest bearing account of Purchaser's choice.  All resulting accrued interest on the Deposit shall become part of the Deposit and shall be paid to whichever party becomes entitled to the Deposit under any provision of this Agreement, whether or not the provision specifically refers to interest on the Deposit.

1.3.2. Cash Payment.  An amount equal to the difference between the Purchase Price and the Deposit shall be paid by Purchaser in immediately available funds on or before the date one (1) business day prior to the Closing (the “Cash Payment”).

2. Closing; Conditions to Closing.

2.1. Closing.  The closing of this transaction (the “Closing”) shall occur on or before fifteen (15) days after the expiration of the Property Review Period, as that term is defined in Section 5.1, at the offices of Escrow Agent, unless some other location is mutually agreed to by the parties (the “Closing Date”).

2.2. Conditions to Seller's Obligation to Close.  Seller's obligation to close escrow hereunder is conditioned upon the following:

2.2.1. Purchaser's payment of the Deposit and the Extension Deposit, if applicable;

2.2.2. Purchaser's payment of the Cash Payment;

2.2.3. Purchaser's execution, acknowledgment and delivery of an Affidavit of Property Value as required by Arizona law (the “Affidavit of Value”);

2.2.4. Purchaser's execution and delivery of the Assignment and Assumption Agreement described in Article 3;

2.2.5. Purchaser's execution and delivery of a notice letter to be addressed to each tenant under a Lease in the form attached hereto as Exhibit “B” (the “Notice Letter”);

2.2.6. Purchaser's payment of all closing costs, proratable items and other charges, costs and expenses to be borne by Purchaser pursuant to Articles 7 and 8;

2.2.7. Each representation and warranty of Purchaser set forth in Section 13.6 being true and correct in all material respects as of the Closing Date; and

2.2.8. Purchaser’s compliance with all of its other obligations under this Agreement.

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2.3. Conditions to Purchaser's Obligation to Close.  Purchaser's obligation to close escrow hereunder is conditioned upon the following:

2.3.1. Purchaser's approval or deemed approval of the status of title to the Property pursuant to Article 4;

2.3.2. The irrevocable commitment of Commonwealth Land Title Insurance Company (the “Title Insurer”) as of the Closing Date to issue the Owner's Title Policy, as described in Section 4.4, to Purchaser;

2.3.3. Purchaser having timely and properly given the Feasibility Waiver Notice as described in Section 5.2;

2.3.4. Seller's execution, acknowledgement (where necessary), and delivery of the Affidavit of Value and the Notice Letter and the Deed, Bill of Sale, and Assignment and Assumption Agreement, as those latter three terms are defined in Article 3;

2.3.5. Seller's execution, acknowledgement, and delivery of the Non-Foreign Certification, as described in Section 13.1.5;

2.3.6. Seller's payment of all closing costs, proratable items and other charges, costs and expenses to be borne by Seller pursuant to Articles 7 and 8;

2.3.7. Each representation and warranty of Seller set forth in Section 13.1 being true and correct in all material respects as of the Closing Date, as evidenced by the Seller Closing Certificate provided for in Section 3.4; and

2.3.8. Seller’s compliance with all of its other obligations under this Agreement.

3. Conveyance Documents.  At the Closing, Seller shall deliver the following documents to Purchaser.

3.1. Deed.  A duly executed special warranty deed in the form attached hereto as Exhibit “C” (the “Deed”).

3.2. Bill of Sale.  A duly executed bill of sale in the form attached hereto as Exhibit “D” (the “Bill of Sale”).

3.3. Assignment and Assumption Agreement.  A duly executed Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit “E.”

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3.4. Certificate Regarding Representations and Warranties.  A certificate executed by Seller stating that all representations and warranties of the Seller contained in Section 13.1 remain, as of the Closing Date, correct in all material respects as when first made hereunder or, if not correct, stating the extent to which any such representations and warranties are not correct (the “Seller Closing Certificate”).

4. Title and Title Insurance.

4.1. Title Report.  As soon as reasonably possible following the Opening Date, Escrow Agent shall deliver a current Commitment for Title Insurance or a Preliminary Title Report (the “Title Report”) on the Property from the Title Insurer to Purchaser and Seller.  The Title Report shall show the status of title to the Property as of the date of the Title Report and shall be accompanied by legible copies of all documents referred to in the Title Report.

4.2. Title Review Period.  Purchaser shall have ten (10) business days after Purchaser’s receipt of the Title Report (the “Title Review Period”) to review the Title Report and to give Seller and Escrow Agent notice of any title exception which is unacceptable to Purchaser (the “Title Disapproval Notice”).  Purchaser shall have an additional five (5) days after receipt of any amended Title Report and any underlying documents relating to such amendment to give Seller and Escrow Agent a Title Disapproval Notice with respect to any title exception not previously listed which is unacceptable to Purchaser.  If Purchaser timely gives a Title Disapproval Notice as to any exception to title, Seller may, but shall not be required to, attempt to eliminate the disapproved exception from the Title Report prior to the Closing Date.  If Seller fails to notify Purchaser within five (5) days after receipt of a Title Disapproval Notice that Seller has elected to eliminate the disapproved exception(s) from the Title Report or amended Title Report prior to the Closing, such failure shall be deemed Seller’s election not to eliminate the disapproved exception(s).  If Seller notified Purchaser in writing of its election not to eliminate a disapproved exceptions(s) from the Title Report or amended Title Report, or is deemed to have elected not to eliminate a disapproved exception(s), Purchaser shall have until the earlier of the Closing or five (5) days after receipt of such notice (or, if applicable, five (5) days after the date on which Seller is deemed to have elected not to eliminate a disapproved exception(s)) to either terminate this Agreement or to agree to close this transaction subject to such previously disapproved exception(s).  Purchaser's failure to timely give any such notice shall be deemed Purchaser's election to close this transaction subject to such previously disapproved exception(s).  If Seller attempts to eliminate a disapproved exception from the Title Report, but Seller is unsuccessful in eliminating the disapproved exception from the Title Report prior to the Closing Date, Purchaser's sole and exclusive remedies shall be to either terminate this Agreement by giving Seller and Escrow Agent written notice of termination, or to agree in writing to close this transaction subject to such exception.

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4.3. Approval or Disapproval of Status of Title.  Purchaser's failure to timely disapprove any title exception shall be deemed Purchaser's approval of such title exception.  Upon any termination in accordance with this Article, Escrow Agent shall return the Deposit and all interest earned thereon to Purchaser, and this Agreement and the escrow shall terminate as provided for in Section 6.3.

4.4. Owner's Title Policy.  The Title Insurer shall issue to Purchaser a standard coverage owner's policy of title insurance (the “Owner's Title Policy”) at the Closing or as soon thereafter as is reasonably possible.  The Owner's Title Policy shall be issued by the Title Insurer in the full amount of the Purchase Price, be effective as of the Closing Date, and shall insure Purchaser that fee simple title to the Property is vested in Purchaser, subject only to: (i) the usual printed exceptions and exclusions contained in such title insurance policies; (ii) the exceptions to title approved (or deemed approved) by Purchaser as provided for in Sections 4.2 and 4.3 of this Agreement; and (iii) any other matter approved in writing by Purchaser or resulting from the acts of Purchaser or Purchaser's agents.  Should Purchaser desire to obtain an ALTA extended coverage owner's policy of title insurance, Purchaser shall be responsible for obtaining and paying for any necessary survey or updated survey (subject, however, to Seller’s reimbursement obligation set forth below in this Section 4.4) and that portion of the cost for such policy which exceeds the cost of a standard coverage policy.  In no event, however, shall such extend the Closing Date.  Seller shall have no obligation to obtain for Purchaser any title insurance endorsements, and any such endorsements desired by Purchaser shall be requested by Purchaser of the Title Insurer during the Title Review Period and included within the Title Disapproval Notice.  Any such endorsements issued by the Title Insurer shall be at Purchaser's sole cost and expense.  At and conditioned on the Closing, Seller shall reimburse Purchaser for the cost of any necessary survey or updated survey, not to exceed Three Thousand Five Hundred and No/100 Dollars ($3,500.00).

5. Property Condition.

5.1. Property Review Period.  For a period of time beginning upon the Property Documents Delivery Date, as that term is defined in Section 5.4, and ending at 5:00 p.m., Arizona time, on the date sixty (60) days thereafter (the “Property Review Period”), Purchaser shall have the right to enter upon the Property with Purchaser's representatives and agents for the purpose of testing, examining and investigating the physical condition of the Property.  Subject to the rights of tenants under Leases, Purchaser, its representatives and agents shall have the right during the Property Review Period to conduct soils, hydrology, architectural, engineering, environmental, and all other testing, examinations and investigations it deems necessary to assess the physical condition of the Property and to determine the feasibility of the Property for Purchaser's purposes (collectively, the “Inspections”).  Purchaser shall have the right during the Property Review Period to terminate this Agreement if Purchaser is dissatisfied, in Purchaser's sole and absolute discretion, with the physical condition of the Property, with the results of the testing, examinations and investigations it may conduct or for any other reason affecting the feasibility of the Property for Purchaser's purposes.  Prior to Purchaser or its agents conducting any testing or investigation involving physical disturbance of any portion of the Property, Purchaser shall obtain Seller's written consent thereto, such consent not to be unreasonably withheld.  In applying for such

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consent, Purchaser shall provide Seller with reasonable monetary assurances in the form of a bond, insurance policy or otherwise, that any damage caused to the Property by such testing or investigation will be immediately remediated at no cost to Seller.  The provision of such assurances shall not, however, in any way affect Purchaser's obligations under Section 5.3.  Further notwithstanding the foregoing, before entering upon the Property to conduct any Inspection and before having any meeting or discussion with any tenant of the Property (whether in person or by telephone), Purchaser will first provide Seller at least 48-hours advance notice thereof so that a representative of Seller can also be present during any such Inspection, meeting or discussion.  Purchaser shall not have the right to correspond directly with any tenant of the Property, except with the Seller's prior written consent, which may be withheld in Seller's reasonable discretion.  In the event Purchaser does not proceed to Closing, Purchaser agrees to cause each Inspection report or study of the Property which is obtained from a third party to be addressed to and certified (if customarily certified) to Seller as well as to Purchaser and to be delivered to Seller.  Seller shall reimburse Purchaser for the cost, if any, to have any Inspection report or study addressed to and certified (if customarily certified) to Seller; but otherwise, Purchaser shall be responsible for all costs and expenses incurred in obtaining any Inspection report or study, except as expressly provided in Section 11.2 in connection with a default by Seller.

5.1.1.                      Purchaser shall have a one time right to extend the Property Review Period for thirty (30) days by giving Seller and Escrow Agent written notice of its election not less than ten (10) days prior to the expiration of the initial Property Review Period and by depositing with Escrow Agent Fifty Thousand and No/100 Dollars ($50,000.00) in immediately  available funds (the “Extension Deposit”).  The Extension Deposit shall be held, applied, and treated in all respects in the same manner as is the Deposit.  All references in this Agreement to the Deposit shall include the Extension Deposit, to the extent paid.  Upon payment of the Extension Deposit, the Extension Deposit and the initial Deposit shall  be nonrefundable to Purchaser except as expressly provided for in Section 1.3.1.

5.2. Approval or Disapproval of Feasibility.  On or before the expiration of the Property Review Period, Purchaser shall give written notice to Seller and Escrow Agent of its election to either terminate this Agreement as described in Section 5.1 (the “Feasibility Termination Notice”) or to waive its right to terminate this Agreement in accordance with the terms of this Article 5 (the “Feasibility Waiver Notice”).  Purchaser's failure to timely give either a Feasibility Termination Notice or Feasibility Waiver Notice shall be deemed Purchaser’s giving of the Feasibility Termination Notice and an election by Purchaser to terminate this Agreement under this Article 5.  If Purchaser gives or is deemed to have given the Feasibility Termination Notice, Escrow Agent shall return the Deposit to Purchaser as provided in Section 6.3 and this Agreement and the escrow shall terminate.

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5.3. Restoration of Property.  If Purchaser elects to terminate this Agreement in accordance with this Article, Purchaser shall, at its sole expense, repair any damage caused to the Property by any entry thereon by Purchaser, its agents or contractors, including, without limitation, any Inspections.  Purchaser agrees to indemnify Seller and hold Seller harmless from any cost, liability, expense, or injury to person or property arising out of Purchaser's exercise of the rights granted by this Article.  This indemnification obligation shall survive the termination of this Agreement or the Closing.

5.4. Transfer of Documentation.  Within five (5) days after the Opening Date, Seller shall provide Purchaser with the information and documentation described on Exhibit “F”, (collectively the “Property Documents”).  The Property Documents may be provided to Purchaser electronically or, to the extent the same are oversized, may be made available to Purchaser for inspection at the Property.  The date on which the Property Documents are provided to Purchaser or made available to Purchaser is referred to as the “Property Documents Delivery Date.” Purchaser acknowledges that it shall have no right to rely on the accuracy of any of the Property Documents obtained from Seller, or Seller's agents, that such information is being made available solely as a courtesy and that Seller has not, and shall not be deemed to have, made any representations or warranties whatsoever, express or implied, with respect to the completeness, content or accuracy of the Property Documents or with respect to any of the matters disclosed thereby.

5.5. No Financing Contingency.  Purchaser agrees that its obligations under this Agreement are not contingent upon its ability to obtain acquisition financing for the purchase of the Property.

6. Escrow.

6.1. Establishment of Escrow.  An escrow for this transaction shall be established with Escrow Agent and Escrow Agent is hereby employed by the parties to handle the escrow.  This Agreement shall constitute escrow instructions, and a fully executed copy or counterpart copies shall be deposited with Escrow Agent for this purpose.  Should Escrow Agent require the execution of its standard form printed escrow instructions, Purchaser and Seller agree to execute the same to the extent the same are not inconsistent with the terms of this Agreement and do not require the parties to release or indemnify the Escrow Agent for its negligence, willful misconduct or failure to abide by the terms of any escrow instructions; however, such instructions shall be construed as applying only to Escrow Agent's employment, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control.  In no event shall the parties be required to execute any printed escrow instructions that purport to exculpate Escrow Agent or Title Insurer from their own negligent conduct, willful misconduct, breach of written instructions, or bad faith acts.

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6.2. Cancellation of Escrow.  If the escrow fails to close because of Seller's default, Seller shall be liable for all customary escrow cancellation charges.  If the escrow fails to close because of Purchaser's default, Purchaser shall be liable for all customary escrow cancellation charges.  If the escrow fails to close for any reason, Seller and Purchaser shall each be liable for one-half (1/2) of all customary escrow cancellation charges.

6.3. Termination.  Upon any termination by either of the parties hereto as expressly allowed under this Agreement, (i) Purchaser shall deliver to Seller all Inspection studies and reports addressed and certified to Seller as provided in Section 5.1; (ii) Purchaser shall return to Seller the Property Documents and any materials concerning the Property previously delivered by Seller to Purchaser, if any; (iii) the Deposit shall be delivered by Escrow Agent to the party which this Agreement specifies is entitled thereto, but if to Purchaser, only upon Purchaser's compliance with clauses (i) and (ii) above; and (iv)  the parties shall thereafter be relieved from further liability hereunder, except with respect to any obligations under this Agreement, including, without limitation, indemnity obligations of Purchaser, which are expressly stated to survive any termination of this Agreement.  A copy of any notice of termination allowed under this Agreement shall be sent to Escrow Agent by the party electing to terminate.

7. Closing Costs.

7.1. Seller's Closing Costs.  Upon the Closing, Seller agrees to pay all recording costs relating to the Deed, one-half (1/2) of the escrow charges and the cost of the Owner's Title Policy.

7.2. Purchaser's Closing Costs.  Upon the Closing, Purchaser agrees to pay one-half (1/2) of the escrow charges.

8. Prorations and Apportionments.

8.1. General.  All revenues and all expenses of the Property shall be prorated and apportioned as of 12:01 a.m. on the Closing Date, so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property for the period preceding the Closing Date.  Any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amount and shall be the subject of a final proration outside of escrow forty-five (45) days after the Closing Date or as soon thereafter as the precise amounts can be ascertained.

8.2. Prorations.  Items to be prorated shall include, without limitation, tenant rents and other amounts payable under the Leases; real estate taxes, improvement district and other types of assessments, and personal property taxes with respect to the Property, based on the latest available information; income and expenses under any type of contracts being assigned under the Assignment and Assumption Agreement; and utility charges payable by the owner of the Property.

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8.3. Tenant Rents and Deposits.  In prorating tenant rents and all other amounts due under the Leases (collectively, the “Rents”), Rents which relate to the months or other applicable periods up through the month or other applicable period within which the Closing occurs shall be prorated.  Any Rent which is payable in arrears shall be adjusted on the basis of figures equivalent to such amounts payable for the immediately preceding period, then readjusted after the Closing upon determination of final, actual amounts in accordance with Section 8.1.  Seller shall receive a credit for any Rents which are due and payable prior to the Closing but not actually paid by the respective tenant(s), and Purchaser shall have all rights of collection and enforcement with respect thereto after the Closing.  Purchaser shall be credited with the total of any and all prepaid rents and refundable tenant security deposits under the Leases, whether or not such security deposits are actually held by Seller, and shall assume Seller's obligation to refund such amounts as and if required by the terms of the Leases.

8.3.1. Pass Throughs.  As part of Rents, tenants under the Leases may be obligated to pay “pass throughs” such as their proportionate share of property taxes, insurance, operating expenses, or common area maintenance charges (collectively, the “Pass Throughs”).  Estimates of such Pass Throughs paid by the tenants are reconciled with the actual Pass Throughs due after the end of each calendar year.  Notwithstanding anything in this Article 8 to the contrary, Seller and Purchaser shall re-prorate the Pass Throughs after such reconciliation occurs, but in no event later than ninety (90) days after the end of the calendar year in which the Closing occurs.

8.4. Utilities.  If possible, in lieu of prorating utility charges, utility readings will be taken on the day prior to the Closing Date, Seller shall pay the charges for utility services based on such reading, and Purchaser shall contract for such utilities and pay all utility expenses incurred on and after the Closing Date.

8.5. Payment.  At the Closing, the net adjustment by reason of the closing costs incurred by the parties and by the foregoing prorations and apportionments, if in favor of Seller, shall be paid in immediately available funds to Escrow Agent, or, if in favor of Purchaser, shall be paid by set off against the Cash Payment.

8.6. Real Property Tax Appeal.  If Seller has undertaken, or prior to the Closing undertakes, an appeal of the real property taxes applicable to the Property and if such tax appeal is not finalized prior to the Closing, Purchaser agrees that after the Closing it shall continue the services of Seller’s attorney or tax appeal consultant for such tax appeal until the same is completed.  If the Closing occurs, upon the completion of such appeal, any reduction in taxes and such attorney or tax appeal consultant’s fees shall be prorated between Seller and Purchaser based on their respective periods of ownership during the relevant tax year(s).

9. Possession.  Possession of the Property shall be delivered to Purchaser upon the Closing.

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10. Brokerage.  Purchaser and Seller warrant and represent to each other that neither has dealt with any real estate broker or salesperson in connection with this transaction except CB Richard Ellis, which represents Seller exclusively, and Vast Commercial Real Estate Solutions, LLC, which represents Purchaser exclusively (collectively, the “Broker”). Seller shall be responsible for the payment of a brokerage commission to the Broker in the amount of three and one half percent (3.5%) of the Purchase Price, but only in the event that the Closing occurs, such commission to be split two and one half percent (2.5%) to CB Richard Ellis and one percent (1.0%) to Vast Commercial Real Estate Solutions, LLC.  If the Closing fails to occur for any reason whatsoever, including the default by either party hereunder, Seller shall have no obligation to pay the Broker any brokerage commission with regard to the transaction contemplated herein and in no event shall the Broker have any claim to any portion of the Deposit that may be forfeited in the event of a Purchaser default hereunder.  If any other person shall assert a claim to a finder's fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim.  This indemnity shall survive the Closing or termination and termination of this Agreement and the escrow.  Purchaser hereby discloses to Seller that a member of Vast Commercial Real Estate Solutions, LLC is also a member of Purchaser.  By its execution of the Acceptance by Broker below, the Broker agrees to the provisions of this Article 10.

11. Remedies.

11.1. Seller's Remedies.  Subject to the terms of the second to the last sentence of this Section 11.1, if Purchaser fails to perform as required by this Agreement on or prior to the Closing Date, in the time and manner set forth in this Agreement, and provided Seller is not then in default, Seller may terminate this Agreement and the escrow if such default is not cured after five (5) days written notice to Purchaser and the Escrow Agent, in which event Seller shall be entitled to all of the Deposit (and Escrow Agent shall deliver to Seller the Deposit), as consideration for acceptance of this Agreement, for taking the Property off the market, and as the parties' best estimate of Seller's damages resulting from Purchaser's default, but not as a penalty.  The Deposit released to Seller upon such termination shall be Seller's sole and exclusive remedy against Purchaser in all respects, except for any indemnification obligations of Purchaser contained in this Agreement and except as provided in the immediately following sentence.  Notwithstanding the foregoing, if Purchaser wrongfully refuses to cause Escrow Agent to terminate the escrow created hereby, if Purchaser wrongfully claims that this Agreement has not been terminated, or if Purchaser wrongfully refuses to allow the termination of this Agreement following a default by Purchaser, Seller shall also be entitled to recover (a) all costs and expenses, including actual attorneys' fees, incurred by Seller in seeking specific performance of this liquidated damages provision, and (b) all costs and expenses, including actual attorneys' fees and consequential damages, if any, which may be incurred by Seller by reason of the cloud on title to the Property which may result from Purchaser's wrongful failure to allow the termination of the escrow created

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hereby and the Agreement.  Notwithstanding the foregoing to the contrary, Purchaser shall be entitled to no cure period if Purchaser fails to close escrow on the Closing Date due to Purchaser's failure to have immediately available funds in escrow sufficient in amount to close the transaction described herein in accordance with the terms of this Agreement.

11.2. Purchaser's Remedies.  If Seller fails to perform when due any act required by this Agreement to be performed by Seller on or prior to the Closing Date, and provided Purchaser is not then in default, then Purchaser, as its sole and exclusive remedies, may, if such default is not cured after five (5) days notice to Seller and Escrow Agent, either:  (i) terminate this Agreement and the escrow, such termination to be effective upon Purchaser giving written notice of termination to Seller and Escrow Agent, and upon such termination, Purchaser shall be entitled to (x) a return of, and Escrow Agent shall deliver to Purchaser, the Deposit (together with the interest thereon as described in Section 1.3.1), and (y) reimbursement from Seller for Purchaser’s reasonable actual out-of-pocket expenses incurred to unrelated third parties during the inspection process for third-party reports, appraisal fees, and similar expenses (other than the Design Costs, as that term is defined in Article 17), but not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00); or (ii) bring an action to compel specific performance of Seller's obligations hereunder, thereby waiving any other legal and equitable remedies against Seller; provided, however, that any action for specific performance must be filed and served upon Seller within thirty (30) days after Seller’s alleged failure to perform, otherwise Purchaser shall be deemed to have elected to proceed in accordance with clause (i) above.  In no event shall Purchaser be entitled to seek or obtain money damages against Seller based on Seller's alleged failure to perform when due any act required by this Agreement to be performed by Seller on or prior to the Closing Date.

11.3. Post-Closing Breaches.  Notwithstanding the foregoing, Purchaser shall be entitled to bring an action for actual damages in the event Seller fails to perform when due any act required by this Agreement to be performed by Seller after the Closing or in the event Purchaser first discovers after the Closing and within the period of survival, as set forth in Section 13.8, that a representation and warranty made by Seller set forth in Section 13.1 was not correct in any material respect at the Closing (collectively, the “Post-Closing Breaches”); provided, however, in no event shall:  (i) Purchaser be entitled to bring an action for actual damages arising from any Post-Closing Breaches unless the loss, damage, cost and expense suffered or incurred by Purchaser due to such Post-Closing Breaches (collectively, the “Post-Closing Losses”) equal or exceed Ten Thousand and No/100 Dollars ($10,000.00) in the aggregate; (ii) Seller’s aggregate liability for all Post-Closing Losses exceed an amount equal to five percent (5%) of the Purchase Price; and (iii) Purchaser be entitled to punitive or consequential damages from Seller.  The provisions of this Section shall survive the Closing.

12. Opening Date.  The “Opening Date” shall be the date on which a fully executed copy or counterpart copies hereof (including the Acceptance by Broker below), together with the Initial Deposit, is delivered to, and accepted by, Escrow Agent.  Escrow Agent is hereby instructed to enter the Opening Date on page 3 of this Agreement.

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13. Representations and Warranties.

13.1. Seller's Representations and Warranties.  Seller represents and warrants to Purchaser, as of the Opening Date, as follows:

13.1.1. Full Power and Authority.  Seller is a corporation duly organized and validly existing under the laws of the state of Delaware, and has the full power and authority to execute and deliver this Agreement, and to perform and carry out all covenants and obligations to be performed and carried out by it hereunder.

13.1.2. Legal, Valid and Binding.  This Agreement and all other instruments or documents executed or delivered in connection with this transaction each constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

13.1.3. No Approval by Governmental Authority.  No consent, approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Seller.

13.1.4. No Lawsuits.  To the actual knowledge of Seller, there are no actions, suits, proceedings or investigations pending or threatened with respect to or in any manner affecting Seller's ownership of the Property or otherwise affecting any portion thereof, or which will become a cloud on the title to the Property or question the validity or enforceability of the transaction contemplated herein, or which may adversely affect Seller's ability to perform hereunder.

13.1.5. Non-Foreign Certification.  Seller is not, and as of the Closing Date will not be, a “foreign person” within the meaning of Internal Revenue Code Section 1445, and Seller shall deliver to Purchaser at Closing a Non-Foreign Certification pursuant to Section 1445(b)(2) of the Internal Revenue Code.

13.1.6. No Violation.  Execution of this Agreement and all documents executed pursuant to this Agreement, and performance by Seller of its obligations hereunder, will not breach or violate any other agreement, court order or other arrangement by which Seller is bound.

13.1.7. Violations of Law.  To the actual knowledge of Seller, Seller has received no written notice from any governmental agency, entity, official or insurance company that the Property is in violation of any applicable laws or regulations (including, but not limited to, zoning regulations, building and fire codes, and environmental laws and regulations), except as otherwise disclosed in the Property Documents, or except as has been cured prior to the Opening Date.

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13.1.8. Patriot Act Compliance.  Seller (i) is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.  Seller shall provide to Purchaser, upon request, identifying information and other information reasonably requested by Purchaser in its efforts to comply with such laws, orders, rules or regulations.

13.1.9.   Mechanics Liens.   No work has been performed or is progress on the Property, and no materials have been furnished to the Property, which might give rise to mechanics’, materialmens’ or other lien, or if the same is filed, Seller shall be responsible, at its sole cost, for discharging the same of record at Closing.

13.1.10. Parties in Possession.  There are no parties in possession of the Property except Seller and any tenants under the Leases, and Seller has granted no party any unrecorded license or other unrecorded right relating to the use or occupancy of the Property, except as otherwise disclosed in the Property Documents or the Title Report.

13.1.11. No Default.  To the actual knowledge of Seller, there is no default, nor has any event occurred that with the passage of time or the giving of notice or both would constitute a default in any material contract, mortgage, or deed of trust which affects the Property.

13.1.12. No Sales Contracts.  Seller has not entered into any other contract or other obligation for the sale, exchange, or transfer of all or any part of the Property.

13.1.13. No Lease Amendments.  To the actual knowledge of Seller, there are no written or oral modifications of the Leases, except as set forth in the Property Documents.

13.2. As Is, Where Is.  Other than the representations and warranties expressly stated above in Section 13.1, Seller makes no other or further representations and/or warranties of any sort whatsoever.  Except for the express representations and warranties set forth in Section 13.1, Purchaser is relying entirely on Purchaser's own investigations and examinations as to the physical condition and every other aspect of the Property, including without limitation, the structural integrity of the Improvements, the conformity of the Improvements to any plans or specifications for the Property, conformity to past, current or future zoning or building code requirements, the existence of soil instability, soil repairs, and any other soil conditions, sufficiency of undershoring and drainage, the existence of any flood plains or flood hazards or similar conditions, every other matter affecting the stability or integrity of the Land or Improvements, the environmental condition of the Property and the income and expenses generated by the Property.  Purchaser acknowledges that it has performed, or during the Property Review Period will perform, the Inspections, that any information provided or made available or to be provided or made

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available to Purchaser by Seller, or its agents, brokers, members, managers, partners, representatives, or others, including, without limitation, the Property Documents was provided or made available or will be provided or made available solely as a courtesy, and that Purchaser has the sole responsibility for determining the existence or nonexistence of any fact material to Purchaser's decision to purchase the Property.  Purchaser acknowledges that Purchaser is purchasing the Property on an “AS-IS, WHERE-IS” basis, except as specifically represented and warranted in Section 13.1, without any implied warranties, and Purchaser is completely at risk with respect to all attributes and conditions, latent or otherwise, of the Property.  Seller does not warrant the Property to be free from defects and Purchaser expressly accepts the possibility of such defects, subject only to Purchaser's ability to terminate this Agreement during the Property Review Period as described above in Section 5.1.  By executing this Agreement, Purchaser hereby gives Seller, as a material inducement for Seller to enter into this Agreement, a full release of any and all claims or causes of action Purchaser may have now or in the future based upon the condition of the Property and all other matters pertaining to the Property, except as expressly set forth in Section 13.1.  Such release applies to claims or causes or action arising at common law, under statute, or otherwise, whether sounding in contract or in tort, including, without limitation, claims or causes of action for misrepresentation or nondisclosure.

13.3. Actual Knowledge of Seller.  When used in this Agreement, the term “actual knowledge of Seller” shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge of Jeffrey Jacobsen, Jeffrey Cook, James Van Horn and Mark McElhinney obtained by having received written notice of the fact or matter at issue.  Notwithstanding anything herein to the contrary, such persons shall not have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or Seller's representations and/or warranties herein being or becoming untrue, inaccurate or incomplete in any respect.

13.4. Conflicting Information.  Notwithstanding anything to the contrary contained herein, to the extent that any documents or information regarding Seller or the Property (including, without limitation, the Property Documents and the Seller’s Closing Certificate) are disclosed to Purchaser or brought to Purchaser's attention prior to the Closing, either orally or in writing, and Purchaser nevertheless closes on the purchase of the Property, Purchaser shall be deemed to have accepted and to have waived any objection to or claim based on such documents or information.

13.5. Conditions to Purchaser's Closing.  The continued accuracy in all material respects  of the representations and warranties set forth in Section 13.1 above shall be a condition precedent to the Purchaser's obligation to close escrow on the Property.  If any representation or warranty set forth in Section 13.1 above shall not be correct in any material respect at or before the Closing, as may be determined by the Seller Closing Certificate delivered to Purchaser at the Closing or otherwise, Purchaser may, as its sole and exclusive remedy on account thereof, terminate this Agreement and receive a return of the Deposit in accordance with the terms of Section 6.3, in which event the Seller and the Purchaser shall have no further liability to each other hereunder (except for any indemnification, confidentiality or other obligations described herein which are expressly stated herein to survive any termination).

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13.6. Purchaser's Representations and Warranties.   Purchaser represents and warrants to Seller (and on the Closing Date shall be deemed to represent and warrant) as follows:

13.6.1. Capacity.  Purchaser has the full power, authority and legal capacity to execute and deliver this Agreement and to perform and carry out all covenants and obligations to be performed and carried out by Purchaser hereunder.

13.6.2. Legal, Valid and Binding.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms.

13.6.3. No Approval by Governmental Authority.  No consent, approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Purchaser.

13.6.4. No Violation.  Execution of this Agreement and all documents executed pursuant to this Agreement, and performance by Purchaser of its obligations hereunder, will not breach or violate any other agreement, court order or other arrangement by which Purchaser is bound.

13.6.5. No Lawsuits.  To the actual knowledge of Purchaser, there are no actions, suits, proceedings or investigations pending or threatened against Purchaser which question the validity or enforceability of the transaction contemplated herein.

13.6.6. Patriot Act Compliance.  Purchaser: (i) is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by an Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or any other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.  Purchaser hereby agrees to provide Seller, upon request, identifying information and other information reasonably requested by Seller in its efforts to comply with such laws, orders, rules or regulations.
13.6.7. Financial Ability.  Purchaser has the financial resources, including the ability to borrow funds necessary to carry out its obligations under this Agreement.

13.7. Condition to Seller's Obligation to Close.  The continued accuracy in all material respects of the representations and warranties set forth in Section 13.6 shall be a condition precedent to Seller's obligation to close escrow on the Property.  If any representation or warranty set forth in Section 13.6 shall not be correct in any material respect at or before Closing, the same shall constitute an incurable default by Purchaser pursuant to Section 11.1.

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13.8. Survival.  Any cause of action of a party (the “Benefiting Party”) for a breach of any representations or warranties set forth in this Agreement or in any other document delivered in connection herewith by the other party (the “Obligated Party”) shall survive until the date that is six (6) months after the Closing Date (the period beginning on the Closing Date and ending on such date being herein called the “Survival Period”), at which time such representations and warranties (and any cause of action resulting from a breach thereof) shall terminate except to the extent the Benefiting Party files and serves litigation against the Obligated Party in a court of competent jurisdiction on or before the last day of the Survival Period claiming a breach of such representation or warranty.  Notwithstanding the foregoing:  (1) if a Benefiting Party shall have knowledge as of the Closing Date that any of the representations or warranties of the Obligated Party contained herein or in any other document delivered in connection herewith are false or inaccurate, then the Obligated Party shall not have any liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon the Closing); and (2) to the extent any representation and warranty of Seller hereunder is confirmed by a tenant estoppel certificate with respect to any particular Lease, such representation and warranty shall be deemed stricken from this Agreement (and from any certificate delivered in connection herewith), insofar as such Lease is concerned (and Seller shall not have any obligation or liability with respect thereto).  Except with respect to any covenants which are expressly stated in this Agreement to survive the Closing, any and all covenants by Seller contained in this Agreement shall merge in the Deed delivered at the Closing and shall not survive the Closing.

14. Condemnation.  If prior to the Closing all of the Property shall be taken by eminent domain, this Agreement shall be automatically terminated and the Deposit shall be returned to Purchaser as provided in Section 6.3.  If, prior to the Closing, ten percent (10%) or more of the parking spaces serving the Property, or if any portion of the Improvements constituting all or a part of the buildings shall be taken by eminent domain, then Purchaser may, at its option, either:  (i) terminate this Agreement, in which event the Deposit shall be returned to Purchaser as provided in Section 6.3, or (ii) Purchaser may accept title to the Property subject to the taking, with no decrease in the Purchase Price, in which event at the Closing the proceeds of the condemnation award or payment shall be assigned by Seller to Purchaser and any monies theretofore received by Seller in connection with such taking shall be paid over to Purchaser.  If prior to the Closing a portion of the Property is taken by eminent domain, but such portion constitutes less than ten percent (10%) of the parking spaces serving the Property and if no portion of the Improvements constituting all or a part of the buildings on the Property has been taken, then Purchaser shall accept title to the Property remaining after the taking with no decrease in the Purchase Price and at the Closing the proceeds of the condemnation award or payment shall be assigned by Seller to Purchaser and any moneys theretofore received by Seller in connection with such taking shall be paid over to Purchaser.  All elections required under this Article 14 to be made by either Seller or Purchaser shall be made in writing within five (5) days following receipt of actual notice that all or a portion of the Property has been taken by eminent domain.  The failure of Purchaser to make a timely election under this Article 14 shall be deemed its election to proceed to the Closing in accordance with the terms of this Article.

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15. Casualty Loss.  If prior to the Closing the Property is damaged as the result of fire or other casualty in an amount equal to or exceeding Five Hundred Thousand and No/100 Dollars ($500,000.00) and is not entirely restored by the Closing Date, Purchaser shall have the option prior to the Closing to (a) accept title to the Property without any abatement of the Purchase Price whatsoever, in which event at the Closing all of the insurance proceeds shall be assigned by Seller to Purchaser, any monies theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser and Purchaser shall receive a credit in the amount of the deductible or other co-payment required under Seller's insurance policy, or (b) terminate this Agreement, in which event the Deposit, or so much thereof as has been deposited into escrow, shall be returned to Purchaser in accordance with Section 6.3 and thereupon neither party shall have any further liability or obligation to the other.  If prior to the Closing, the Property is damaged as a result of fire or other casualty in an amount less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and provided Purchaser has not previously terminated this transaction in accordance with any other provision of this Agreement, Purchaser shall accept title to the Property without any abatement of the Purchase Price whatsoever, provided Seller is fully insured for the replacement cost of any damage and Seller's insurer confirms to Purchaser in writing that such damage is actually covered, in which event at the Closing Purchaser shall receive a credit in the amount of the deductible or other co-payment required under Seller's insurance policy and all of the insurance proceeds shall be assigned by Seller to Purchaser and any monies theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser.  Seller shall maintain adequate insurance on the Property to cover the replacement value of the Improvements (exclusive of footings and foundations) in case of any fire or other casualty occurring before the Closing.

16. Risk of Loss.  Except as expressly set forth in Articles 14 and 15, the risk of loss or damage to the Property until the Closing shall be borne by Seller.

17. Leaseback.                                  At the Closing, Purchaser, as landlord, and Seller, as tenant, shall enter into one or more leases (whether one or more, the “Leaseback”) by which Seller will lease from Purchaser approximately 12,792 square foot of office space within the Improvements (the “Office Space”) and approximately 24,520 square foot of manufacturing and warehouse space within the Improvements (the “Manufacturing/Warehouse Space”), both as depicted on Exhibit “G”.  The exact space plan and square footage of the Office Space and Manufacturing/Warehouse Space shall be agreed to in writing by Seller and Purchaser prior to the expiration of the Property Review Period.  The Leaseback shall have a term of ten (10) years from the Closing Date, or such longer term as Seller and Purchaser may mutually agree to.  The Leaseback shall be on a triple net basis and shall not contain a base year or expense stop; however, controllable operating expenses passed through to tenant shall not increase more than five percent (5%) per year during the term of the Leaseback. The base rent for the Office Space shall be One and No/100 Dollars ($1.00) per square foot per month and the base rent for the Manufacturing/Warehouse Space shall be One and 16/100 Dollars ($1.16) per square foot per month.  The Leaseback shall provide that promptly after the Closing, Purchaser, at Purchaser’s sole cost and expense, shall demise or cause to be demised (including, without limitation, splitting utilities, mechanical and plumbing systems) and improve

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the Office Space and the Manufacturing/Warehouse Space as provided for on Exhibit “H” (the “Tenant Improvements”).  It is anticipated that the cost to prepare a space plan, to have the square footage of the Office Space and the Manufacturing/Warehouse Space accurately measured by a licensed architect and to design and construct the Tenant Improvements will not exceed Three Hundred Seventy-Seven Thousand Nine Hundred Twenty Dollars and No/100 ($377,920.00) (the “TI Cap”).  Promptly after the Opening Date, Purchaser shall retain such architects, engineers, and/or contractors necessary to prepare a space plan of the Office Space and the Manufacturing/Warehouse Space, determine the exact square footage of the Office Space and Manufacturing/Warehouse Space, and make a determination of the cost to design and construct the Tenant Improvements.  In order for Purchaser to meet its obligation to prepare a space plan of the Office Space and the Manufacturing/Warehouse Space, Seller and/or Seller’s representatives shall, at Purchaser’s request, meet with Purchaser’s architect and provide whatever information is reasonably requested by Purchaser’s architect to prepare such space plan in a timely manner, including, specifications, but only to the extent such information is in the possession or control of Seller.  Purchaser and Seller shall use their commercially reasonable efforts to agree in writing on a space plan within twenty (20) days after the Opening Date.  If during the Property Review Period, Purchaser determines that the cost of preparing the space plan, of determining the square footage contained within the Office Space and the Manufacturing/Warehouse Space and of designing and constructing the Tenant Improvements will exceed the TI Cap, Purchaser shall notify Seller of the excess cost (the “Excess TI Cost”) in writing (the “Excess TI Cost Notice”) not less than fifteen (15) days prior to the expiration of the Property Review Period.  The Excess TI Cost Notice shall include copies of any estimates, studies, or other materials obtained by Purchaser from such architects, engineers, and/or contractors Purchaser has retained.  Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrow Agent within ten (10) days after giving the Excess TI Cost Notice to Seller, unless Seller gives Purchaser and Escrow Agent written notice within such ten (10) day period that Seller agrees to pay the Excess TI Cost or unless Seller and Purchaser mutually agree in writing by such date on such other financial adjustments to this Agreement or the Leaseback that are mutually acceptable to both. If this Agreement terminates because Purchaser determines that the cost of preparing the space plan, determining the square footage contained within the Office Space and the Manufacturing/Warehouse Space and designing and constructing the Tenant Improvements will exceed the TI Cap and Seller does not elect to pay the Excess TI Cost and Seller and Purchaser are not otherwise able to mutually agree upon other financial adjustments to this Agreement or the Leaseback, Seller shall reimburse Purchaser for Purchaser’s actual out-of-pocket expenses, not to exceed Forty Thousand and No/100 Dollars ($40,000.00), incurred to third party architects, engineers, and/or contractors in preparing the space plan, measuring the Office Space and Manufacturing/Warehouse Space, and determining the costs to design and construct the Tenant Improvements (collectively, the “Design Costs”); provided, however, all work product of such third parties shall be transferred and assigned to Seller as a condition of such reimbursement.  The form of the Leaseback shall be prepared by Seller’s counsel, shall contain such other terms and provisions as are common in leases of such kind, and shall be mutually agreed to in writing by Seller and Purchaser on or prior to the expiration of the Property Review Period, failing which, either Seller or Purchaser shall have the right to terminate this Agreement by written notice to the other and Escrow Agent given on or before the expiration of the Property Review Period.  In the event of such termination, Purchaser shall be entitled to a refund of the Deposit, provided Purchaser is not then otherwise in breach of this Agreement.

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18. Notices.  All notices required or permitted to be given under this Agreement shall be in writing and shall be given by electronically confirmed facsimile transmission, personal delivery, recognized overnight courier service, or by deposit in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Seller, Purchaser and Escrow Agent at the addresses or to the facsimile numbers set forth on the first page of this Agreement or at such other address as a party may designate by notice similarly given.  Notice given by facsimile transmission shall be followed by notice given by an alternate means of permitted notice.  Notice shall be deemed given and received on the date on which the notice is actually received, whether notice is given by facsimile transmission, personal delivery, overnight courier or by mail.  Copies of any notice given to Seller shall also be given to:

Presstek, Inc.
2 Greenwich Office Park, Suite 300
Greenwich, CT 06831
Attn: James R. Van Horn, Esq.
Facsimile: (203) 485-7535

and

Lewis and Roca LLP
One South Church, Suite 700
Tucson, Arizona  85701-1611
Attn:  Andrew D. Schorr, Esq.
Facsimile:  (520) 879-4718

19. Miscellaneous.

19.1. Incorporation of Recitals.  The recitals to this Agreement are hereby affirmed by the parties as true and correct and are incorporated herein by this reference.

19.2. Waivers.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver.  Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.  Either party may waive any provision of this Agreement intended for its sole benefit; however, unless otherwise provided for herein, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

19.3. Construction.  This Agreement shall be interpreted according to Arizona law, and shall be construed as a whole and in accordance with its fair meaning and without regard to, or taking into account, any presumption or other rule of law requiring construction against the party preparing this Agreement or any part hereof.

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19.4. Time.  Time is of the essence of this Agreement.

19.5. Attorneys' Fees.  If any action is brought by either party in respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and courts costs as determined by the court.

19.6. Assignment.  Purchaser may not assign its rights under this Agreement prior to Closing except with the prior written consent of Seller, to be granted or withheld in Seller's sole and absolute discretion; notwithstanding the foregoing to the contrary, Purchaser may assign its rights under this Agreement prior to Closing without Seller’s consent to an entity in which Purchaser and its principals collectively own a majority in interest and over which they exercise management control.  Any entity to which Purchaser is permitted to assign its rights under this Agreement, either with or without Seller’s prior written consent, is referred to herein as a “Permitted Assign”. Regardless of whether Seller’s consent is required: (i) no such assignment of Purchaser’s rights hereunder shall be effective unless and until Purchaser has delivered to Seller, not later than ten (10) days prior to the Closing Date, a written assignment and assumption agreement signed by Purchaser and assignee whereby the assignee expressly assumes all obligations of Purchaser hereunder, and whereby an address for notices to the assignee is provided, and (ii) no such assignment and assumption shall be deemed to release Purchaser from any of his obligations and liabilities hereunder.  Any assignment made by Purchaser in violation of the provisions of this Section 19.6 shall be void and shall vest no rights whatsoever in the purported assignee.

19.7. Binding Effect.  This Agreement and all instruments or documents entered into pursuant hereto are binding upon and, except as set forth in Section 19.6, shall inure to the benefit of the parties and their respective successors and assigns.

19.8. Further Assurances and Documentation.  Each party agrees in good faith to take such further actions and execute such further documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

19.9. Time Periods.  If the time for the performance of any obligation under this Agreement expires on a Saturday, Sunday or legal holiday (as recognized by the laws of the state of Arizona), the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

19.10. Headings.  The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.

19.11. Entire Agreement.  This Agreement, together with all exhibits referred to herein, which are incorporated herein and made a part hereof by this reference, constitute the entire agreement between the parties pertaining to the subject matter contained in this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Purchaser and Seller.

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19.12. Counterparts.  This Agreement may be executed by the exchange of faxed or e-mailed signatures and in any number of counterparts, all of which shall constitute one and the same instrument.

19.13. Tax Deferred Exchange.  If either or both Seller or Purchaser so requests, the other party shall cooperate with the requesting party to the extent reasonably necessary for the requesting party to qualify all or a portion of the sale or purchase of the Property as a tax deferred exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended; provided, however, that the non-requesting party shall not be obligated to incur any additional expense (including attorneys' fees) or liability on account of its accommodation of the requesting party nor shall such tax deferred exchange delay the Closing Date.

19.14. Timing.  The phrase “business days” as used herein shall mean the days of Monday through Friday, excepting only holidays recognized under the laws of the state of Arizona.  The phrase “calendar days” as used herein shall mean all days of the week, including all holidays.  The term “days” without reference to calendar or business days shall mean calendar days.

19.15. Confidentiality.  Purchaser acknowledges that all information with respect to the Property furnished or to be furnished to Purchaser is, has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof.  Accordingly, as a material inducement for Seller to enter into this Agreement, Purchaser covenants that it shall, and shall cause its representatives to, hold in strict confidence, and not disclose to any other party without the prior written consent of the Seller and unless the Closing occurs:  (i) any of the information with respect to the Property delivered to Purchaser by Seller or any of its agents, representatives or employees, or (ii) the existence of this Agreement or any term or condition hereof, or (iii) the results of any inspections or studies undertaken in connection herewith.  Notwithstanding the above, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as lenders, engineers, respective management companies, environmental consultants, accountants and tax advisors (and as required by law)).  Purchaser shall require that any parties to whom the existence of this Agreement or any information with respect to the Property is disclosed execute a confidentiality agreement wherein the party agrees not to disclose the existence of this Agreement or information with respect to the Property to anyone.

19.16. Severability.  If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER: Presstek, Inc., a Delaware corporation By: Its: PURCHASER: EJC Properties, LLLP, an Arizona limited liability limited partnership By: Eddy O. Chernecki Its: Managing Member

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ACCEPTANCE BY ESCROW AGENT

Escrow Agent hereby (a) acknowledges receipt of the Initial Deposit and a fully executed copy or counterpart copies of this Agreement (including the Acceptance by Broker set forth below) on this ____________ day of _______________, 2008 and has inserted said date on page 3 of this Agreement as the Opening Date, and (b) agrees to establish an escrow (Escrow No. _________________) and to administer the same in accordance with the provisions hereof.  Escrow Agent further agrees to immediately deliver to Purchaser and Seller copies or counterpart copies of this fully executed Agreement.

Title Security Agency of Arizona

By:
Name:
Title:

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ACCEPTANCE BY BROKER

The undersigned Broker hereby accepts and agrees to the provisions of Article 10 above.

CB Richard Ellis

By:
Name:
Title:
Date:

Vast Commercial Real Estate Solutions, LLC

By:
Name:
Title:
Date:

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EXHIBIT “A”

[Missing Graphic Reference]

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EXHIBIT “B”

_________________, 2008

_____________________________
_____________________________
_____________________________
_____________________________

Re:	Land and improvements located at 7775 N. Casa Grande Highway, Marana, Arizona (collectively, the “Property”)

Dear Sir or Madam:

Presstek, Inc. (the “Seller”) has sold the Property to ________________________.  Effective immediately, Purchaser has become your landlord.  All further payments due under your lease should be made payable to, and all further correspondence regarding your lease should be sent to:

________________________
________________________
________________________

Purchaser has assumed responsibility for your security deposit, if any, and the Seller has no further responsibility therefor.

Purchaser looks forward to his new relationship with you.

Sincerely,

Presstek, Inc., a Delaware corporation By: Its:	, a(n) By: Its:

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EXHIBIT “C”

When recorded, return to:

SPECIAL WARRANTY DEED

For the consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, Presstek, Inc., a Delaware corporation (“Grantor”), does hereby grant, sell and convey unto __________________________, a(n) ____________________________ (“Grantee”), the following described real property located in Pima County, Arizona:

See Exhibit “A” attached hereto and by this reference made a part hereof (the “Property”) together with all of the rights and appurtenances thereto.

SUBJECT TO: All taxes and assessments; patent reservations; all covenants, conditions, restrictions, servitudes, liens, reservations, easements, declarations or other matters of record or to which reference is made in the public records; any and all matters which an accurate survey and physical inspection of the Property would reveal; the rights of the tenants under recorded or unrecorded leases affecting all or any portion of the Property as of the date hereof; zoning and other restrictions, reservations, prohibitions, regulations and requirements imposed by governmental authorities; and any matters created by or with the written consent of Grantee or arising as a result of work performed by or other activities of the Grantee regarding the Property.

Notwithstanding any warranty which may be implied from the use of any word, phrase or clause herein, Grantor does not warrant title to the Property other than to warrant and defend the title against all acts of Grantor and no other, except for the matters above set forth.

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IN WITNESS WHEREOF, the Grantor has caused these presents to be executed this ____ day of ______________, 2008.

Presstek, Inc., a Delaware corporation By: Its:

STATE of ___________                                                      )
) ss.
County of ____________                                                      )

The foregoing instrument was acknowledged before me this ____ day of ______________________, 2008, by _______________________________,of Presstek, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:

__________________________________

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EXHIBIT “A” TO SPECIAL WARRANTY DEED

[INSERT LEGAL DESCRIPTION FOR PROPERTY]

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EXHIBIT “D”

BILL OF SALE

For Ten Dollars and other good and valuable consideration paid to ___________________________________, a(n) _____________________ (“Seller”), the receipt and sufficiency of which are acknowledged, Seller sells, transfers, conveys and assigns to ____________________________, a(n) _________________________ (“Purchaser”), without representation or warranty of title express or implied, all of Seller's right, title, and interest in and to any tangible personal property, if any, owned by Seller and situated upon that certain real property legally described on the attached Exhibit “A” (the “Personal Property”).

The Personal Property is transferred in a used and on an “AS IS, WHERE IS” condition, with all faults.  Seller makes no warranties, express or implied, of any kind to Purchaser regarding the Personal Property.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, DESIGN, OR OTHER SUITABILITY OF THE PERSONAL PROPERTY FOR THE PURPOSES AND USES OF PURCHASER.

By accepting this Bill of Sale, Purchaser agrees that it is acquiring the Personal Property based solely upon Purchaser's own independent investigations and inspections of the Personal Property and not in reliance on any information provided by Seller or Seller's agents, brokers or contractors.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale to be effective ___________________, 2008.

Presstek, Inc., a Delaware corporation By: Its:

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EXHIBIT “A” TO BILL OF SALE

[ATTACH LEGAL DESCRIPTION OF PROPERTY]

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EXHIBIT “E”

ASSIGNMENT AND ASSUMPTION
AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is made to be effective as of ________________, 200_ [fill in with Closing Date] (the “Effective Date”), between Presstek, Inc., a Delaware corporation, (“Assignor”), and _________________________, a(n) ______________________ (“Assignee”).

RECITALS:

A.           Under the terms of the Purchase and Sale Agreement and Escrow Instructions between Assignor, as Seller, and Assignee, as Purchaser, dated ____________________ (the ”Agreement”), Assignor is assigning to Assignee and Assignee is acquiring all of Assignor's interest in, to and under the leases and any guaranties relating to the same listed on Exhibit “A” attached hereto and incorporated herein by this reference (collectively, the “Leases”).

B.           Assignor is also assigning to Assignee and Assignee is assuming all of Assignor's interest and obligations in, to and under the Warranties, Guaranties, Service Contracts, Permits and Construction Documents (collectively, the “Contracts”), which are all more fully described on Exhibit ”B” attached hereto and incorporated herein by this reference and which pertain to or arise out of the ownership, operation or maintenance of the real property legally described on Exhibit ”C” attached hereto and incorporated herein by this reference (the “Property”).

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

1. Assignment of Leases.  Assignor assigns, conveys and transfers to Assignee all of Assignor's right, title and interest in, to and under the Leases.

2. Assumption of Leases.  Assignee assumes and agrees to perform, fulfill and comply with all covenants and obligations to be performed, fulfilled or complied with by the landlord under the Leases arising on and after the Effective Date.

3. Assignee's Indemnification of Assignor Under the Leases.  Assignee shall and does indemnify Assignor against, and agrees to hold Assignor harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including, without limitation, reasonable attorneys' fees), incurred in connection with the Leases, based upon or

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arising out of any breach or alleged breach of the Leases by Assignee occurring or alleged to have occurred on or after the Effective Date.

4. Assignor's Indemnification of Assignee Under the Leases.  Assignor shall and does indemnify Assignee against, and agrees to hold Assignee harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including, without limitation, reasonable attorneys' fees), incurred in connection with the Leases, based upon or arising out of any breach or alleged breach of the Leases by Assignor occurring or alleged to have occurred before the Effective Date.

5. Assignment of Contracts.  Assignor assigns, conveys and transfers to Assignee, all of Assignor's right, title and interest in, to and under the Contracts.

6. Assumption of Contracts.  Assignee assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations to be performed and complied with by the holder of the interest of the person to whom service is due under the Contracts arising on or after the Effective Date.

7. Assignee's Indemnification of Assignor Under the Contracts.  Assignee shall and does indemnify Assignor against, and agrees to hold Assignor harmless from, liabilities and losses incurred by Assignor as a result of claims brought against Assignor relating to causes of action under the Contracts that accrue on or after the Effective Date.

8. Assignor's Indemnification of Assignee Under the Contracts.  Assignor shall and does indemnify Assignee against, and agrees to hold Assignee harmless from, all liabilities and any losses incurred by Assignee as a result of claims brought against Assignee, as Assignor's successor in interest under the Contracts, relating to causes of action under the Contracts that accrued before the Effective Date.

9. No Representations or Warranties.  This Assignment shall not be construed as representation or warranty by Assignor as to the transferability of the Contracts or the Trademarks, and Assignor shall have no liability to Assignee in the event that any or all of the Contracts (i) are not transferable to Assignee, or (ii) are terminated or terminated by reason of this Assignment.

10. Cooperation.  Assignor covenants and agrees to reasonably cooperate with Assignee, upon Assignee's request, in making any claim or bringing any action under or on account of the Leases, Contracts, or Trademarks or any of them; provided, however, it will be at no cost to Assignor.

11. Binding Effect.  This Assignment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

12. Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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13. Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Arizona.

14. Recitals.  The Recitals set forth above are incorporated herein by this reference and are acknowledged by the parties to be true and correct.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR: Presstek, Inc., a Delaware corporation By: Its: ASSIGNEE: , a(n) By: Its:

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EXHIBIT “A” TO ASSIGNMENT

[LIST OF LEASES]

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EXHIBIT “B” TO ASSIGNMENT

The “Contracts” include:

(a)           All warranties and guaranties (the “Warranties and Guaranties”) relating to those certain buildings and all other improvements now located on the Property (collectively, the “Buildings”);

(b)           The operations, supply, employment, maintenance, repair, service or other contracts (other than property management contracts) and personal property leases relating to the Property and the Buildings and the ownership, operation and maintenance thereof listed on Schedule “A” attached to this Assignment (collectively, the “Service Contracts”);

(c)           All licenses and governmental approvals and permits of any nature relating to the Property or the Buildings (collectively, the “Permits”);

(d)           All contracts pertaining to the construction of the Buildings, together with all plans, specifications, drawings and architectural and engineering studies (collectively, the “Construction Documents”).

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EXHIBIT “C” TO ASSIGNMENT

[ATTACH LEGAL DESCRIPTION OF PROPERTY]

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SCHEDULE “A” TO EXHIBIT “B” OF ASSIGNMENT

[ATTACH LIST OF SERVICE CONTRACTS TO BE ASSUMED BY ASSIGNEE PURSUANT TO THE AGREEMENT]

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EXHIBIT “F”

[ATTACH LIST OF PROPERTY DOCUMENTS]

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EXHIBIT “G”
[Missing Graphic Reference]

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EXHIBIT “H”

[ATTACH DESCRIPTION OF TENANT IMPROVEMENTS]